Exhibit 99.1

Fusion Pharmaceuticals Announces Collaboration with AstraZeneca to Develop and Commercialize Next-Generation Radiopharmaceuticals and Combination Therapies

Collaboration Combines Fusion’s Targeted Alpha Therapies (TATs) Platform with AstraZeneca’s Antibody and Oncology Portfolio to Create Novel Cancer Therapies

Fusion to Host a Conference Call at 8:30am ET

Hamilton, ON & Boston, MA, November 2, 2020 – Fusion Pharmaceuticals Inc. (Nasdaq: FUSN), a clinical-stage oncology company focused on developing next-generation radiopharmaceuticals as precision medicines, today announced a collaboration with AstraZeneca (LSE/STO/Nasdaq: AZN) to develop and commercialize next-generation alpha-emitting radiopharmaceuticals and combination therapies for the treatment of cancer.

The collaboration leverages Fusion’s Targeted Alpha Therapies (TATs) platform and expertise in radiopharmaceuticals with AstraZeneca’s leading portfolio of antibodies and cancer therapeutics, including DNA Damage Response Inhibitors (DDRis).

Under the terms of the agreement, the companies will discover, develop and commercialize novel TATs, which will utilize Fusion’s Fast-Clear™ linker technology platform with antibodies in AstraZeneca’s oncology portfolio. In addition, the companies will exclusively explore certain specified combination strategies between TATs (including Fusion’s lead candidate FPI-1434) and AstraZeneca therapeutics, for the treatment of various cancers. Both companies will retain full rights to their respective assets.

“This collaboration represents a true partnership that combines the expertise and intellectual property of each collaborator,” said Fusion Pharmaceuticals Chief Executive Officer John Valliant, Ph.D. “The agreement will allow us to leverage Fusion’s platform and AstraZeneca’s industry-leading antibody portfolio, creating new therapies with shared rights on new TATs, while allowing Fusion to retain full ownership of our existing programs. We are excited about AstraZeneca’s long-term commitment to our collaboration including significant support for exploring combination therapies. We believe it is evidence of the growing interest in the use of molecularly targeted radiation as a next-generation cancer therapy.”

“Radiopharmaceuticals are a promising area of exploration in oncology, with the potential to deliver radiation therapy selectively to tumors. With this collaboration, we will seek to identify synergies between our pipelines to unlock the full potential of our medicines, and also to develop novel targeted radiopharmaceuticals,” said Susan Galbraith, Ph.D., Senior Vice President and Head of Research and Early Development, Oncology R&D, AstraZeneca. “We believe that the Fusion team’s expertise in next-generation radiopharmaceuticals complements AstraZeneca’s extensive research and development portfolio.”

Collaboration Terms

The agreement includes an upfront payment from AstraZeneca , as well as future development milestone and other payments.

Co-Development and Potential Co-Commercialization of Novel TATs

Under the terms of the agreement, Fusion and AstraZeneca will jointly discover, develop and have the option to co-commercialize novel TATs in the United States. The novel TATs will leverage Fusion’s Fast-Clear linker technology to bind the alpha-emitting isotope Actinium-225 to antibodies in AstraZeneca’s oncology portfolio. Fusion will be responsible for preclinical development through first-time-in-human studies, while AstraZeneca will be responsible for subsequent clinical development. For these novel TATs, the companies will share development costs equally through clinical development. Fusion will have co-promotion rights in the United States and AstraZeneca will have commercialization rights in the rest of the world, unless otherwise agreed. Both companies will have a 50/50 profit and loss share on a worldwide basis.

Development of Combination Therapies with Fusion and AstraZeneca Products

The companies will also evaluate potential combination strategies involving existing assets in their respective portfolios. Fusion will conduct preclinical development. AstraZeneca will conduct and fund clinical development of the combination therapies. Each company retains all rights to their respective assets.

Fusion Conference Call Information

Fusion will host a live conference call and webcast today beginning at 8:30 a.m. ET to discuss the collaboration agreement. To access the live call, please dial 1-877-870-4263 (domestic) or 1-412-317-0790 (international) and refer to the Fusion Pharmaceuticals event. A webcast of the conference call will be available under “Events and Presentations” in the Investors & Media section of Fusion’s website at https://ir.fusionpharma.com/overview. The archived webcast will be available on Fusion’s website shortly after the conclusion and will be available for 90 days following the event.

About Fusion

Fusion Pharmaceuticals is a clinical-stage oncology company focused on developing next-generation radiopharmaceuticals as precision medicines. Employing a proprietary Fast-Clear linker technology, Fusion connects alpha particle emitting isotopes to antibodies and other targeting molecules in order to selectively deliver the alpha emitting payloads to tumors. Fusion’s lead program, FPI-1434, is currently in a Phase 1 clinical trial.

About AstraZeneca

AstraZeneca (LSE/STO/Nasdaq: AZN) is a global, science-led biopharmaceutical company that focuses on the discovery, development and commercialisation of prescription medicines, primarily for the treatment of diseases in three therapy areas—Oncology, Cardiovascular, Renal & Metabolism, and Respiratory & Immunology. Based in Cambridge, UK, AstraZeneca operates in over 100 countries and its innovative medicines are used by millions of patients worldwide. Please visit astrazeneca.com and follow the Company on Twitter @AstraZeneca.

Forward Looking Statements

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding Fusion Pharmaceuticals Inc.’s (the “Company”) future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential drug candidates, including any expressed or implied statements regarding the successful development of novel Targeted Alpha Therapies or combination therapies for the treatment of various cancers; the likelihood and success of any future clinical trials involving FPI-1434 or any novel Targeted Alpha Therapies or combination therapies for the treatment of various cancers other drug candidates; and the expected benefits of the collaboration agreement with AstraZeneca. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 as filed with the SEC and in any subsequent periodic or current report that the Company files with the SEC. All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Fusion may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

Investor Contact:

Amanda Cray

Senior Director of Investor Relations & Corporate Communications

(857) 310-3631

cray@fusionpharma.com

Media Contact:

David Rosen

Argot Partners

david.rosen@argotpartners.com